EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES MARCH CASH DISTRIBUTION

Dallas, Texas, March 19, 2004 – Bank of America, N.A., as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.172056 per unit, payable on April 14, 2004, to unitholders of record on March 31, 2004. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions. Current month gas sales volumes were reduced by approximately 40,000 Mcf because of a prior period adjustment by a major purchaser.

	Underlying Sales Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	23,300	184,000	$31.42	$5.77
Prior Month	23,400	217,000	$29.54	$5.02

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Nancy G. Willis Vice President Bank of America, N.A. Toll Free – 877/228-5084 www.crosstimberstrust.com